Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Ed Murray, WY Secretary of State
FILED: 08/13/2015 10:41 AM
Original ID: 2012-000622917
Amendment ID: 2015-001757554

Profit Corporation
Articles of Amendment

1. Corporation name:

Evader, Inc.

2. Article(s) IV is amended as follows:

Each share of Series A Preferred stock shall be designated to convert into one thousand (1000) shares of common stock from this moment forth.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

The Majority Shareholders resolved on July 1, 2015 that each share of Series A Preferred stock shall be designated to convert into one thousand (1000) shares of common stock from this moment forth.

4. The amendment was adopted on 07/01/2015
(Date – mm/dd/yyyy)

5. If the amendment was adopted by the incorporators or board of directors without shareholder approval, a statement that the amendment was duly approved by the incorporators or by the board of directors as the case may be and that shareholder approval was not required.

Received
AUG 10 2015
Secretary of State
Wyoming

OR

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

For Office Use Only

If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

The Majority Shareholders resolved and consented on July 1, 2015 that each share of Series A Preferred stock shall be designated to convert into one thousand (1000) shares of common stock from this moment forth.

Signature: [signature]

Date: 06/15/2015
(mm/dd/yyyy)

Print Name: Alec Simione

Title: President/CEO

Contact Person: Alec Simione

Daytime Phone Number: (631) 333-1600

Email: ASIMIONE@CRITICCLOTHING.COM

Checklist

- ✓ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ✓ The Articles of Amendment may be executed by the Chairman of the Board, President or another of its officers.
- ✓ Please submit one **originally signed** document and one exact photocopy of the filing.